AMENDMENT NO. 2 TO LOAN DOCUMENTS


	This Amendment No. 2 (the "Amendment") dated as of August 31, 2003, is between Bank of America, N.A. ("Lender") and Air T, Inc. and Affiliates: CSA Air, Inc., Mountain Air Cargo, Inc., Mountain Aircraft Services, LLC, and Global Ground Support, LLC ("Borrower").

RECITALS

	A. Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the "Loan Documents"):

	1. A certain Loan Agreement and Exhibit "A" Borrowing Base Agreement dated as of May 23, 2001 and as amended on August 31, 2002 (together with any previous amendments, the "Loan Agreement").

	B.  Lender and Borrower desire to amend the Loan Documents.

AGREEMENT

	1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

	2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

	(a)  Modification of Paragraph.  The paragraph entitled
"AFFIRMATIVE COVENANTS under (A) Financial Condition subparagraph
(iii)" is hereby amended to read in its entirety as follows:

			Maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding 3.0:1.0. "Funded Debt" means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, less the non-current portion of Subordinated Liabilities. "EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges. This ratio will be calculated at the end of each reporting period for which Bank requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period. "Subordinated Liabilities" means liabilities subordinated to Borrower's obligations to Bank in a manner acceptable to Bank in its sole discretion.

	(b)  Modification of Paragraph.  The paragraph entitled
"AFFIRMATIVE COVENANTS under Financial Statements and Other Information (B [subparagraphs i & ii])" is hereby amended to read in its entirety:

i.	Furnish to Bank annual audited financial statements and 10K
filings of Air T, Inc. for each fiscal year of Borrower, within 150 days after the close of each such fiscal year.
These statements will be on a consolidated basis.

ii.	Furnish to Bank company prepared 10Q filings and related
financial statements of Air T, Inc., including a balance sheet and income statement for each quarter of each fiscal year, within 60 days after the close of each such period.
These statements will be on a consolidated basis.



(c)	Modification of  Borrowing Base Agreement.  The Borrowing Base
Agreement is modified as
      follows:

	"Maximum amount shall mean the lesser of $7,000,000.00 or the Borrowing Base. The
	"Borrowing Base" at any time, shall be equal to (i) 85% of Eligible Accounts Receivables,
	plus (ii) 50% of *Eligible Accounts Receivable - Accruals plus
(iii) 50% of
	the value of Eligible Inventory plus, (iv) 40% of Eligible of Inventory-parts, total
	Eligible Inventory availability not to exceed 50% of loan balance plus (v) 50% of adjusted
	book value of Property, Plant and Equipment.

	*As used herein, "Eligible Accounts Receivable - Accruals" shall mean all accounts
	receivable of Borrower which represent Borrower's right to receive payment, which
	are absolute and not contingent upon the fulfillment of any condition whatsoever, but
	have not yet been invoiced, due to an existing agreement with the Customer.

(d)	Addition to  Borrowing Base Agreement.  The following paragraph is added to the Borrowing Base Agreement as follows:

	"Rent at leased locations (subject to statutory or contractual landlord's liens) if Borrowing
	Base leverage goes over 70% for 90 days, reserves in the amount of 2 times rent for the
	Kansas location (Global) will be required.

(e)  Addition of Reporting Requirement to Borrowing Base Agreement:
The following reporting
     requirement is added as follows:

	 Accounts Payable Aging: Not later than 25 days after and as of the end of each month, a
	Summary Aging of Borrower's Trade Accounts Payable.

	3. Representations and Warranties. When Borrower signs this Amendment, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with any of Borrower's organizational papers.


	4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

	5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.  FINAL AGREEMENT.  THIS WRITTEN AMENDMENT REPRESENTS THE FINAL
AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

	This Amendment is executed as of the date stated at the beginning of this Amendment.


	Bank of America, N.A.

	By
	Typed Name
	Title




Air T, Inc.                         CSA Air, Inc.

By               (Seal)          By                    (Seal)
Typed Name                       Typed Name
Title                            Title






Mountain Air Cargo, Inc.	Mountain Aircraft Services, LLC

By               (Seal)         By                     (seal)
Typed Name                      Typed Name
Title                           Title
]


Global Ground Support, LLC

By		(Seal)
Typed Name
Title






Amend_lp.doc 	1	                    02/28/02